Exhibit 31.2

Certifications

Certification of Principal Financial Officer

I, Diane M. Barrett, Vice President and Chief Financial Officer of Noven Pharmaceuticals, Inc., certify that:

1) I have reviewed this annual report on Form 10-K of Noven Pharmaceuticals, Inc.;

2) Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

/s/ Diane M. Barrett

Name: Diane M. Barrett
Title: Vice President and Chief Financial Officer
Date: July 23, 2004